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                                                                    Exhibit 10.4

                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (this "AGREEMENT") is dated as of September 29, 2004 by and among Intelligroup, Inc., a New Jersey corporation (the "COMPANY"), and each purchaser identified on the signature page hereto (each a "PURCHASER" and collectively, the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, common stock of the Company as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

              "ACT" means the New Jersey Shareholders Protection Act.

              "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

              "BOARD" means the Board of Directors of the Company.

              "BUSINESS DAY" means any day other than Saturday, Sunday or a federal holiday on which the offices of the Commission are not open.

              "CLOSING" means the closing of the sale and purchase of the Shares pursuant to Section 2.1.

              "CLOSING DATE" means the date of the Closing.

              "COMMISSION" and "SEC" each mean the Securities and Exchange Commission.

              "COMMON STOCK" means the common stock of the Company.

              "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

              "COMPANY COUNSEL" means Latham & Watkins LLP.

              "COMPANY LOCAL COUNSEL" means Connell Foley LLP.

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              "CONVERTIBLE SECURITIES" means any stock or securities (other than
         Options) convertible into or exercisable or exchangeable for Common Stock.

              "CREDIT AGREEMENT" means that certain Amended and Restated Revolving Credit Loan and Security Agreement among the Company, Empower, Inc. and PNC Bank, National Association, dated May 31, 2000, as amended to date.

                  "EFFECTIVE DATE" means the date that the Registration Statement is first declared effective by the Commission, which shall not be later than 270 days after the Closing Date; provided that the Effective Date may be extended to 365 days after the Closing Date as described herein if the Company is not listed on an Eligible Market.

                  "ELIGIBLE MARKET" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "EXCLUDED STOCK" means the issuance of Common Stock (A) upon exercise or conversion of any options or other securities described in
         Schedule 3.1(f) (provided that such exercise or conversion occurs in accordance with the terms thereof, without amendment or modification, and that the applicable exercise or conversion price or ratio is described in such schedule), (B) in connection with any grant of options to employees, officers, directors or consultants of the Company approved by the Board or compensation committee thereof, pursuant to a stock option plan duly adopted by the Board or in respect of the issuance of Common Stock upon exercise of any such options, (C) in connection with a bona fide transaction under Rule 144A placed on a firmly underwritten basis, (D) in connection with acquisitions, strategic alliances or other similar business combinations approved by the Board including at least one Investor Director, or (E) in connection with any debt financing from a bank or similar financial institution that is approved by the Board including at least one Investor Director.

              "LIEN" means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

              "LOSSES" means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys' fees.

              "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

              "PERSON" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or any court or other federal, state, local or other governmental authority or other entity of any kind.



                                       2.


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              "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

              "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

              "PURCHASER COUNSEL" means Cooley Godward LLP.

              "REGISTRABLE SECURITIES" means any Common Stock issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

              "REGISTRATION STATEMENT" means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

              "REQUIRED EFFECTIVENESS DATE" means the earliest of (i) the 270th day following the Closing Date, and (ii) the 5th Business Day following the date the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement and the Company may request acceleration of effectiveness; provided that the time period in clause (i) shall be extended, as necessary, up to the 365th day following the Closing Date if the Company is not listed on an Eligible Market and the Board determines in good faith that it would be materially detrimental to the Company to have the Registration Statement declared effective for reasons other than the potential effect on the share price of the Common Stock.

              "RIGHTS PLAN" means the Shareholder Protection Rights Plan Agreement dated as of November 6, 1998 between Intelligroup, Inc. and American Stock & Trust Company.

              "RULE 144," "RULE 144A," "RULE 415," and "RULE 424" means Rule 144, Rule 144A, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

              "SAIF" means SB Asia Infrastructure Fund, L.P.



                                       3.


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              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SHARES" means an aggregate of 17,647,058 shares of Common Stock to be issued and sold to the Purchasers at the Closing.

              "SUBSIDIARY" means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest that are required to be listed in Schedule 3.1(a).

              "TRADING DAY" means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the NASDAQ Small Cap Market (or any successor thereto), or (c) if trading does not occur on the NASDAQ Small Cap Market (or any successor thereto), any Business Day.

              "TRADING MARKET" means the NASDAQ National Market or any other Eligible Market on which the Common Stock is then listed or quoted.

              "TRANSACTION DOCUMENTS" means this Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

              "TRANSFER AGENT" means the Company's transfer agent.

              "TRANSFER AGENT INSTRUCTIONS" means the Irrevocable Transfer Agent Instructions, in the form of Exhibit C, executed by the Company and delivered to and acknowledged in writing by the Transfer AGENT.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the number of Shares at the aggregate purchase price as indicated below such Purchaser's name on the signature page of this Agreement. The Closing shall take place upon satisfaction or waiver of all applicable conditions in Section 5 below, or at such other time as the parties may mutually agree. The Closing shall occur at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California 94304 or at such other location as the parties may mutually agree. The purchase price of the Shares shall be eighty-five cents ($0.85) per Share.

         2.2  Closing Deliveries.

           (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

              (i) one or more stock certificates, or such other evidence of stock ownership as such Purchaser may reasonably request, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the



                                       4.


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         number of Shares indicated below such Purchaser's name on the signature page of this Agreement, registered in the name of such Purchaser; and

              (ii)legal opinions of Company Counsel and Company Local Counsel, in the form of Exhibit A, executed by such respective counsel and delivered to the Purchasers; and

              (iii) duly executed Transfer Agent Instructions acknowledged by the Transfer Agent.

           (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the purchase price for the Shares being purchased by such Purchaser, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

           (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

           (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not or could not reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, properties, liabilities (absolute, accrued, contingent or otherwise), business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

           (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of



                                       5.


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  the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction
  Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

           (d) No Conflicts. Except with respect to the applicable rules of the Nasdaq Stock Market, the execution and delivery of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or constitute a violation of or default (with the passage of time or otherwise) or give rise to any right of termination, material amendment, cancellation or acceleration or loss of any material rights under (i) any material contracts to which the Company or any Subsidiary is a party (such contracts, the "MATERIAL CONTRACTS"), (ii) the certificate of incorporation or the bylaws or any similar organizational document of the Company or any Subsidiary or (iii) any law, administrative regulation ordinance, writ, injunction, decree or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any Subsidiary or either's property, or (b) result in the creation or imposition (or the obligation to create or impose) of any material lien, encumbrance, claim, security interest, pledge, charge or restriction of any kind upon any of the properties or assets of the Company or any Subsidiary, or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any Material Contract. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency or other governmental body in the United States is required for the execution and delivery of the Transaction Documents and the valid issuance and sale of the Shares to be sold pursuant to this Agreement, except for any securities filings required to be made under federal or state securities laws.

           (e) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders.

           (f) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in
  Schedule 3.1(f). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in
  Schedule 3.1(f), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire,



                                       6.

  any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in Schedule 3.1(f), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

           (g) SEC Reports; Financial Statements. Except for the report on Form 10-Q for the period ended June 30, 2004, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since and including the filing of the Company's report on Form 10-K for the year ended December 31, 2003 (the foregoing materials that have been filed as of or prior to the date of this Agreement, together with any reports filed as of or prior to the date of this Agreement on Form 8-K for the purpose of complying with Regulation FD under the Exchange Act, are collectively referred to herein as the "SEC REPORTS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as described on Schedule 3.1(g), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as described in Schedule 3.1(g), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as described in Schedule 3.1(g), such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

           (h) Material Changes. Except as described in Schedule 3.1(h), since December 31, 2003, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would



                                       7.


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  reasonably be expected to result in a Material Adverse Effect, (ii) the
  Company has not incurred any liabilities (contingent or otherwise) other than
  (A) liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

         (i) Contracts.

               (i) Each of the Material Contracts has been filed as an exhibit to the SEC Reports and other than the Material Contracts, neither the Company nor any Subsidiary has any agreements, contracts and commitments that are material to the Company and not made in the ordinary course of business.

               (ii) Except as described in Schedule 3.1(i), the Company does not have any employment agreements, or any other similar agreements that contain any severance or termination pay liabilities or obligations, that are not filed as exhibits to the SEC Reports.

               (iii) No purchase contract or commitment of the Company continues for a period of more than twelve months and in excess of the normal, ordinary and usual requirements of the Company's business.

               (iv) Except as described in Schedule 3.1(i), the Company and each Subsidiary is not in default under or in material violation of, nor to the Company's knowledge, is there any valid basis for any claim of default, under or material violation of, any Material Contract.

               (v) Except as described in Schedule 3.1(i), the Company does not have any debt obligations for borrowed money, including any guarantee of or agreement to acquire any such debt obligation of others, or any power of attorney outstanding or any obligation or liability (whether absolute, accrued, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise with respect to the obligation of any corporation, partnership, joint venture, association, organization or other entity.

               (vi) Except as described in Schedule 3.1(i), all agreements, contracts and commitments required to be filed by the Company under the Exchange Act or the Securities Act have been filed in a timely manner with the Commission.



                                       8.


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               (vii) Except as described in Schedule 3.1(i), the Company and each Subsidiary is not materially restricted by agreement from carrying on its business anywhere in the world.

           (j) Absence of Litigation. Except as described in Schedule 3.1(j), there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that would individually or in the aggregate, have a Material Adverse Effect.

           (k) Compliance. Except as described in Schedule 3.1(k), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

           (l) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made, and proposed to be made, of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, free and clear of all Liens, of which the Company and the Subsidiaries are in compliance.

           (m) Certain Fees. No brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause any Purchaser to be liable for any such fees or commissions.

           (n) Private Placement. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares as contemplated hereby or
  (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including,



                                       9.

  without limitation, under the rules and regulations of any Trading Market. The issuance and sale of the Shares hereunder does not conflict with or violate any rules or regulations of any Trading Market. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

           (o) Listing and Maintenance Requirements. Except as described in
  Schedule 3.1(o), the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

           (p) Registration Rights. The Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied or waived.

           (q) Application of Takeover Protections. Except as described in
  Schedule 3.1(p) and except for the Act, there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could become applicable to any of the Purchasers as a result of Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company's issuance of the Shares and the Purchasers' ownership of the Shares.

           (r) Disclosure. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or, to the best of the Company's knowledge, omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

           (s) Acknowledgment Regarding Purchasers' Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor



                                       10.

  or fiduciary of the Company or any other Purchaser (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Shares. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

           (t) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses and which the failure to so have would, or could reasonably be expected to, have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Company nor any Subsidiary has received written notice that, or has knowledge that, the Intellectual Property Rights used by the Company or any Subsidiary conflicts with, or violates or infringes upon, the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company is not aware of any claim or potential claim against the Company or any Subsidiary regarding any of the Intellectual Property Rights. The Company or any Subsidiary does not, in the conduct of its business, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party, known to the Company. The Company and each Subsidiary has taken reasonable steps to protect the material intellectual property of the Company. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or materially alter, any of the Company's or any Subsidiary's material rights to own any of its intellectual property or its material rights under any agreements relating to such intellectual property, nor require the consent of any governmental authority or third party in respect of any such intellectual property.

           (u) Employee Benefit Plans; Employee Matters. The consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment) (i) entitle any current or former employee or other service provider of the Company or any Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider, alone or in conjunction with any other possible event (including termination of employment). The Company and each Subsidiary is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. To the Company's knowledge, no employees of the Company or any Subsidiary are in violation of any term of any material employment contract, patent disclosure agreement, noncompetition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be



                                       11.

  employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Subsidiary or to the use of trade secrets or proprietary information of others. No key employee of the Company or any Subsidiary has given written notice of resignation to the Company or any Subsidiary and, to the Company's knowledge, no key employee intends to terminate his or her employment with the Company or any Subsidiary.

           (v) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

           (w) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

           (x) Environmental Laws. Except as would not have a Material Adverse Effect, the Company and each of the Subsidiaries is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

           (y) Transactions With Affiliates and Employees. Except as set forth in SEC Reports filed at least ten days prior to the date hereof, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

           (z) Internal Accounting Controls. Except as described in Schedule 3.1(z), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded



                                       12.

  accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.2 Representations and Warranties of the Purchaser. Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

           (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

           (b) Investment Intent. Such Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Shares for any period of time.

           (c) Purchaser Status. At the time such Purchaser was offered the Shares it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

           (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

         4.1  Transfer Restrictions.

           (a) The Shares may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor to the effect that such transfer does not require



                                      13.

  registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, any transfer of Shares by a Purchaser to an Affiliate of such Purchaser, provided that no registration of such transfer is required under the Securities Act. In addition, Purchaser shall not knowingly transfer any Shares to a competitor of the Company.

           (b) The Purchaser agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on any certificate evidencing
  Shares:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Certificates evidencing Shares shall not be required to contain such legend or any other legend (i) while a Registration Statement covering the resale of such Shares is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Transfer Agent on the Effective Date. At such time as a legend is no longer required for certain Shares, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a legended certificate representing such Shares, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from the restrictive legends set forth above. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. For so long as any Purchaser owns Shares, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock.

           (c) The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Shares in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Shares and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer



                                      14.

pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such required documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

         4.2 Furnishing of Information. Beginning with the filing of the 10-K for the year ending December 31, 2004, for as long as any Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. On and after the filing of the 10-K for the year ending December 31, 2004, for as long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchaser to sell the Shares under Rule 144. The Company further covenants that on and after the filing of the 10-K for the year ending December 31, 2004, it will take such further action as any holder of Shares may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

         4.3 Integration. The Company shall not, and shall use its commercially reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market.

         4.4 Reservation of Shares. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

         4.5  Subsequent Placements.

           (a) For so long as Purchasers and/or their Affiliates hold at least 10% of the outstanding Common Stock (the "SUBSEQUENT PLACEMENT PERIOD"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or the Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any



                                      15.

circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "SUBSEQUENT PLACEMENT") unless the Company shall have first complied with this Section 4.5(a).

               (i) The Company shall deliver to each Purchaser a written notice (the "OFFER") of any proposed or intended issuance or sale or exchange of the securities being offered in a Subsequent Placement (the "OFFERED SECURITIES"), which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with Purchaser on the same terms as those set forth in the Subsequent Placement a portion of the Offered Securities based on such Purchaser's pro rata percentage holdings of the outstanding Common Stock at the time of the Offer (the "BASIC AMOUNT"), and with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

               (ii) To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company within ten (10) Trading Day(s) after receipt of the Offer, setting forth the portion of the Purchaser's Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Purchaser are less than the total of all of the Basic Amounts, then the Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), the Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchaser that have subscribed for Undersubscription Amounts, subject to rounding by the Board to the extent its deems reasonably necessary.

               (iii) The Company shall have sixty (60) Trading Days from the expiration of the period set forth in Section 4.5(a)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Purchaser (the "REFUSED SECURITIES"), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not materially more favorable to the acquiring Person or Persons or materially less favorable to the Company than those set forth in the Offer.



                                      16.

               (iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.5(a)(iii) above), then Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Purchaser elected to purchase pursuant to Section 4.5(a)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchaser pursuant to Section 4.5(a)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchaser in accordance with Section 4.5(a)(i) above.

               (v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Purchasers shall acquire from the Company, and the Company shall issue to the Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.5(a)(iv) above if the Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Purchaser and their respective counsel.

               (vi) Any Offered Securities not acquired by the Purchaser or other Persons in accordance with Section 4.5(a)(iii) above may not be issued, sold or exchanged until they are again offered to the Purchaser under the procedures specified in this Agreement.

           (b) The restrictions contained in paragraph (a) of this Section shall not apply to Excluded Stock.

         4.6 Securities Laws Disclosure; Publicity. The Company shall, on the Closing Date, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. The Company shall, on or before the Business Day following the Closing Date, file a Current Report on Form 8-K with the Commission (the "8-K FILING") describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing. Except with respect to the 8-K Filing and the press release referenced above (a copy of which will be provided to the Purchasers for their review as early as practicable prior to its filing), the Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in



                                      17.

issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and
(ii) as is required by applicable law and regulations (provided that in the case of clause (i) Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Each press release disseminated during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading

         4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and, unless otherwise approved in writing by SAIF or pursuant to the Credit Agreement, provided that the Credit Agreement shall have been amended pursuant to an amendment thereto approved by SAIF prior to the Closing, not for the satisfaction of any portion of the Company's debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company's business and consistent with prior practices), to redeem any Company equity or equity-equivalent securities or to settle any litigation outstanding on the Closing Date.

         4.8 Inspection Rights. Purchasers shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 4.8 with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

         4.9 Reports. So long as Purchasers and/or their Affiliates continue to hold at least 10% of the outstanding Common Stock, the Company shall provide Purchasers with all materials submitted to the Board at the same time and in the same manner as such materials are provided to the directors.



                                      18.

         4.10  Board Representation.

           (a) From and after the Closing until Purchasers and/or their Affiliates no longer hold at least 10% of the outstanding Common Stock, Purchasers shall have the right to designate one (1) member of the Board; from and after the Closing until Purchasers and/or their Affiliates no longer hold at least 15% of the outstanding Common Stock, Purchasers shall have the right to designate a second member of the Board; from and after the Closing until Purchasers and/or their Affiliates no longer hold at least 20% of the outstanding Common Stock, Purchasers shall have the right to designate a third member of the Board; from and after the Closing until Purchasers and/or their Affiliates no longer hold at least 40% of the outstanding Common Stock, Purchasers shall have the right to designate a fourth member of the Board; and from and after the Closing until Purchasers and/or their Affiliates no longer hold at least 50% of the outstanding Common Stock, Purchasers shall have the right to designate a fifth member of the Board (collectively, the "INVESTOR DIRECTORS"). The Company shall recommend the election of the Investor Directors at each meeting of shareholders where the election of directors is considered and shall use its best efforts to cause the Investor Directors to be elected and re-elected to the Board. Purchasers shall have the right to remove or replace any of the Investor Directors by giving notice to such Investor Director and the Company, and the Company shall use its best efforts to effect the removal or replacement of any such Investor Director. Unless prohibited by applicable law, Investors shall have the right to have two Investor Directors, as determined by Purchasers, be members of each committee of the Board, and the Company shall use its best efforts to appoint and maintain such Investor Directors on each committee of the Board, as requested by Purchasers. Any Investor Director who is not a member of a committee of the Board shall have the right to attend all meetings of such committee as a non-voting observer.

           (b) Subject to any limitations imposed by applicable law, the Investor Directors shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person's membership on the Board, as every other non-employee member of the Board.

           (c) At the Closing, unless otherwise approved by the Company and Purchasers, the authorized number of members of the Board shall be nine (9). From and after the Closing until Purchasers and their Affiliates no longer own at least 15% of the outstanding Common Stock, the Board shall include the Company's Chief Executive Officer and the remaining directors shall be independent directors not affiliated with management.

         4.11 Restrictive Covenants. For so long as Purchasers and/or their Affiliates continue to hold at least 15% of the outstanding Common Stock, without the prior written consent of Purchasers, the Company shall not (and shall cause its respective Subsidiaries not to):

           (a) purchase or redeem any securities of the Company other than pro rata from all stockholders pursuant to a tender offer;

           (b) sell, transfer or otherwise dispose of all or substantially all of the Company's assets or take any action which results in the holders of the Common Stock prior to the transaction owning less than 80% of the voting power of the Company's capital stock after the transaction;

                                      19.

           (c) take any action that may result in the Common Stock ceasing to be registered pursuant to Section 12 of the Exchange Act;

           (d) amend the Company's articles of incorporation or bylaws;

           (e) issue any equity securities senior to the Common Stock (including as to liquidation, dividends or participation in earnings);

           (f) issue any common stock or securities convertible into or exercisable for Common Stock other than to employees, directors or other service providers pursuant to plans approved by the Board; (g) liquidate or dissolve the Company;

           (h) declare or pay any dividends;

           (i) change the authorized number of directors; or

           (j) agree to do any of the foregoing.

         4.12 Rights Plan Termination. The Rights Plan and all rights provided thereunder shall be terminated by the Board as of the Closing.

         4.13 Indemnity; Insurance. The Company shall provide the Investor Directors with mandatory indemnity agreements that indemnify the Investor Directors to the fullest extent permitted by applicable law. The Company shall maintain directors and officers liability insurance reasonably acceptable to Purchasers, and for purposes of this covenant, Purchasers acknowledge that the Company's current directors and officers liability insurance is reasonably acceptable to Purchasers.

         4.14 Future Acquisitions. The Company acknowledges and agrees that the Board has approved any and all "business combinations" (as that term is defined in the Act) by and between the Company and any one or more of the Purchasers and/or any one or more "affiliates" and/or "associates" thereof (in each case, as the Act defines those terms) (a "Purchaser Business Combination"); provided that if the future Purchaser Business Combination would otherwise have been prohibited by the Act (a "Covered Combination"), then (1) the Company shall first obtain an opinion from a nationally-recognized financial advisor retained by and reporting to a committee of the Board (which committee is hereby authorized and shall consist solely of those Board members who, at such time, are disinterested directors) that such transaction is either fair to the shareholders of the Company from a financial point of view or necessary for the continued financial viability of the Company; and (2) in addition, if such Covered Combination is a transaction for which shareholder approval is required by law, then, such transaction must be approved by a majority of the shareholders that are unaffiliated with the Purchasers; and provided further that notwithstanding the foregoing, neither of the restrictions in clause (1) or
(2) of the preceding proviso shall apply to any Purchaser Business Combination if the primary



                                      20.

purpose of such transaction is to reincorporate the Company in another jurisdiction and following such transaction the common stock of the surviving corporation is beneficially owned by substantially the same persons and in substantially the same percentages as the common stock of the Company was beneficially owned immediately prior to the transaction.

                                   ARTICLE V
                                   CONDITIONS

         5.1 Conditions Precedent to the Obligations of the Purchaser. The obligation of Purchasers to acquire Shares at the Closing is subject to the satisfaction or waiver by Purchasers, at or before the Closing, of each of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

           (b) Performance. The Company and each other Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

           (c) Board Approval. The Board shall have taken all necessary actions to approve the Transaction Documents and the sale of the Shares in accordance with applicable laws, including the Act, as applicable.

           (d) Waiver of Default. The Company shall have received a written agreement executed by PNC Bank, National Association, which includes a waiver of any and all defaults by the Company and any Subsidiary under the Credit Agreement, amending the Credit Agreement in a form satisfactory to Purchasers.

           (e) Legal Opinions. Purchasers shall have received legal opinions from Company Counsel and Company Local Counsel addressed to the Purchasers in substantially the forms attached hereto as Exhibit A, and a legal opinion under New Jersey law, in a form reasonably satisfactory to Purchasers, that the Rights Plan has been validly terminated or expired with no Person having rights thereunder.

           (f) Rights Plan Termination. The Rights Plan and all rights provided thereunder shall have been terminated or shall have expired, and no Person shall have any Rights granted thereunder.

           (g) Severance Agreements. Purchasers shall be reasonably satisfied that the Company and its Subsidiaries shall not have any obligation to pay severance to employees as a result of the Closing or the execution of this Agreement.

           (h) Board Representation. Ravi Adusumalli, Srini Raju, Sandeep Reddy and two designees of Purchasers shall have been appointed to the Board concurrent with the Closing.



                                      21.

           (i) Compliance Certificate. The Company shall have delivered to Purchasers a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, certifying that the conditions specified in subsections (a) and (b) of this Section 5.1 have been satisfied.

         5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date; and

           (b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

                                   ARTICLE VI
                               REGISTRATION RIGHTS

         6.1  Registration.

           (a) As promptly as possible, and in any event on or prior to April 15, 2005 (the "FILING DEADLINE"), the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule
  415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or another appropriate form in accordance herewith as the Purchaser may consent) and shall contain (except if otherwise directed by the Purchaser) the "Plan of Distribution" attached hereto as Exhibit B.

           (b) The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until such time as all Shares can be sold under Rule 144 in any consecutive 180-day period or such earlier date when all Registrable Securities covered by such Registration Statement have been sold (the "EFFECTIVENESS PERIOD").

           (c) The Company shall notify Purchaser in writing promptly (and in any event within one Trading Day) after receiving notification from the Commission that the Registration Statement has been declared effective.

           (d) Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by each Purchaser (which remedy shall not be exclusive of any



                                      22.

  other remedies available under this Agreement, at law or in equity), the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% of such Purchaser's aggregate purchase price hereunder, upon the occurrence of the Event, and 1.0% of such Purchaser's aggregate purchase price hereunder, upon the last business day of each successive ten-day period thereafter, until all such Events have been cured. The payments to which a Purchaser shall be entitled pursuant to this
  Section 6.1(d) are referred to herein as "EVENT PAYMENTS." Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

For such purposes, each of the following shall constitute an "EVENT":

               (i) the Registration Statement is not filed on or prior to the Filing Deadline or is not declared effective on or prior to the Required Effectiveness Date, provided that if the Registration Statement is not timely filed or declared effective due solely to Purchaser's failure to provide required information reasonably requested by the Company, the Event described above shall be tolled accordingly until such failure is cured;

               (ii) after the Effective Date, a Purchaser is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason for five or more Trading Days (whether or not consecutive), except as permitted by Section 6.1(e) below;

               (iii) after the Effective Date, unless waived in writing by Purchasers, any Registrable Securities covered by such Registration Statement are not listed on an Eligible Market;

               (iv) after the Effective Date, unless waived in writing by Purchasers, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days).

           (e) Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchasers, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchaser immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if
  (i) the Company is engaged in a material merger, acquisition or sale and the Board determines in good faith, by appropriate resolutions, that, as a result of such sales activity it would be materially detrimental to the Company (other than relating solely to the price of the Common Stock), (ii) the SEC or any other federal or state governmental authority issues any stop order suspending the effectiveness of the Registration Statement or initiates any proceedings for that purpose; or (iii) there is an event or circumstance that necessitates the making of any changes in the Registration Statement or related Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact



                                      23.

  or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon receipt of such notice, Purchaser shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Purchaser has received copies of a supplemented or amended Prospectus or until such Purchaser is advised in writing by the Company that the then-current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board) the failure to require such suspension would be materially detrimental to the Company. Furthermore, in no event may the Company exercise its rights hereunder for a period of more than 30 days in any twelve-month period. Immediately after the end of any suspension period under this Section 6.1(e), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchaser to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

           (f) The Company shall not, prior to the Effective Date of the Registration Statement, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities.

         6.2 Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

           (a) Not less than five Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to Purchasers and Purchaser Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Purchaser and Purchaser Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of Purchaser Counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which Purchaser holding a majority of the Registrable Securities shall reasonably object.

           (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related



                                      24.

  Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Purchasers true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchaser thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

           (c) Notify each Purchaser of Registrable Securities to be sold and Purchaser Counsel as promptly as reasonably possible, and (if requested by any such Person) confirm such notice in writing no later than one Trading Day thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a "review" of any Registration Statement; (ii) the Commission comments in writing on any Registration Statement (in which case the Company shall deliver to Purchaser a copy of such comments and of all written responses thereto); (iii) any Registration Statement or any post-effective amendment is declared effective; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to any Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in any Registration Statement become ineligible for inclusion therein or any statement made in any Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to a Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (d) Use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

           (e) Furnish to Purchasers and Purchaser Counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

           (f) Promptly deliver to Purchasers and Purchaser's Counsel, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus)



                                      25.

  and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

           (g) (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

           (h) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Purchaser and each applicable Purchaser Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

           (i) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchaser may request, or, if requested by a Purchaser, provide for the Registrable Securities to be held electronically if permitted by applicable laws and regulations.

           (j) Upon the occurrence of any event described in Section 6.2(c)(vii), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (k) Cooperate with any due diligence investigation undertaken by the Purchaser in connection with the sale of Registrable Securities, including without limitation by making available any documents and information; provided that the Company will not deliver or make available to any Purchaser material, nonpublic information unless such



                                      26.

  Purchaser specifically requests in advance to receive material, nonpublic information in writing.

           (l) If holders of a majority of the Registrable Securities being offered pursuant to a Registration Statement select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, by providing customary legal opinions, comfort letters and indemnification and contribution obligations.

           (m) Comply with all applicable rules and regulations of the Commission.

         6.3 Registration Expenses. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and expenses of counsel for the Company and up to $10,000 in the aggregate for fees and expenses of Purchaser Counsel related to this Article VI, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

         6.4  Indemnification.

           (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment



                                      27.

  or supplement thereto or (ii) the use by such Purchaser of an outdated or defective Prospectus (or any Prospectus after such Purchaser receives notice of an event contemplated by Section 6.1(e)) after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective or of an event contemplated by Section 6.1(e) and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

           (b) Indemnification by Purchaser. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) the use by such Purchaser of an outdated or defective Prospectus (or any Prospectus after such Purchaser receives notice of an event contemplated by Section 6.1(e)) after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective or of an event contemplated by Section 6.1(e) and prior to the receipt by such Purchaser of the Advice contemplated in Section 6.5. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

           (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent



                                      28.

  jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such Indemnified Party and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

           (d) Contribution. If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reasons other than the specified exclusions to indemnification), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in
  Section 6.4(c), any reasonable attorneys' or other reasonable fees or



                                      29.

  expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6.5 Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 6.1(e) or Sections 6.2(c)(v), (vi) or (vii), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 6.2(j), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

         6.6 No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Purchaser in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

         6.7  Piggy-Back Registrations.

           (a) The Company shall notify all holders of Registrable Securities then outstanding ("HOLDERS" and each a "HOLDER") in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and shall afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring



                                      30.

  to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

           (b) If the registration statement under which the Company gives notice under this Section 6.7 is for an underwritten public offering, the Company shall so advise the Holders of Registrable Securities then outstanding. In such event, the right of any such Holder to be included in a registration pursuant to this Section 6.7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholders of the Company (other than a Holder) on a pro rata basis; provided, however, that: (i) if the Registration Statement was filed at the request of a stockholder (other than a Holder) for the purpose of registering the resale of securities held by such stockholder pursuant to a "demand" right then such allocation shall be: first, to such stockholder; and second, to the Company and the Holders on a pro rata basis; and (ii) except as set forth in clause (i), no such reduction shall reduce the amount of securities of the selling Holders included in the registration unless all stockholders of the Company exercising piggyback registration rights in such registration are subject to such reduction. In no event will shares of any other selling stockholder of the Company be included in such registration that would reduce the number of shares that may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any participating Holder disapproves of the terms of any such underwriting, such participating Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.



                                      31.

           (c) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.7 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Fees and Expenses. At the Closing, the Company shall pay to SAIF an aggregate of $75,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents. In lieu of the foregoing payment, SAIF may retain such amount at the Closing or require the Company, upon written notice provided to the Company prior to the Closing, to pay such amount directly to Cooley Godward LLP. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Shares.

         7.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. Notwithstanding anything to the contrary herein, the Shares may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Shares.

         7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person.

         7.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Shares or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing



                                      32.

waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement (other than the rights under Sections 4.5, 4.6 and 4.8 through 4.11) to any Person to whom such Purchaser assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the "Purchasers." Notwithstanding anything to the contrary herein, Shares may be assigned to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Shares.

         7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

         7.8 Governing Law; Venue; Waiver of Jury Trail. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York. THE COMPANY AND PURCHASERS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN, IN THE STATE OF NEW YORK FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY PURCHASER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY PURCHASER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY



                                      33.

WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND PURCHASERS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

         7.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

         7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         7.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         7.13 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

         7.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         7.15 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or



                                      34.

any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         7.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

                            [SIGNATURE PAGES FOLLOW]



                                      35.

         IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                    INTELLIGROUP, INC.

                                    By: /s/ Nagarjun Valluripalli
                                        --------------------------------------
                                    Name:   Nagarjun Valluripalli
                                    Title:  Chief Executive Officer

                                    Address for Notice:

                                    499 Thornall Street
                                    Edison, New Jersey  08837
                                    Facsimile No.:  (732) 362-2497
                                    Telephone No.:
                                    Attn:  Legal Department




                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                    SB Asia Infrastructure Fund, L.P.

                                    By: /s/ Andrew Y. Yan
                                        -------------------------------------
                                    Name: Andrew Y. Yan
                                    Title:

                                    Purchase Price: $9,999,999.25

                                    Number of Shares to be acquired at
                                    Closing: 11,764,705

                                    Address for Notice:

                                    SB Asia Infrastructure Fund L.P.
                                    Ugland House
                                    P.O. Box 309
                                    George Town
                                    Grand Cayman, Cayman Islands

         With a copy to:            Cooley Godward LLP
                                    Five Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, California  94306
                                    Facsimile No.:  (650) 849-7400
                                    Telephone No.:  (650) 843-5053
                                    Attn: Robert J. Brigham and Jason Doren

         IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                    VENTURE TECH ASSETS LTD.

                                    By: /s/ Sandeep Reddy
                                        -------------------------------------
                                    Name:  Sandeep Reddy
                                    Title: Director

                                    Purchase Price:  $5,000,000.05

                                    Number of Shares to be acquired at
                                    Closing: 5,882,353

                                    Address for Notice:

                                    15/102 Rochester Row
                                    London SW1P 1JP
                                    United Kingdom

                                    Facsimile No.:
                                    Telephone No.:
                                    Attn:

         With a copy to:            Cooley Godward LLP
                                    Five Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, California  94306
                                    Facsimile No.:  (650) 849-7400
                                    Telephone No.:  (650) 843-5053
                                    Attn: Robert J. Brigham and Jason Doren

     Exhibits:

A    Opinions of Company Counsel and Local Company Counsel
B    Plan of Distribution
C    Transfer Agent Instructions

Schedule 3.1 (a)

                                  Subsidiaries:

        Intelligroup Asia Private, Ltd, a corporation formed pursuant to the laws of India and 99.8% owned and a wholly-controlled subsidiary of Intelligroup, Inc.

        Empower, Inc., a Michigan corporation and a wholly-owned subsidiary of Intelligroup, Inc.

        Intelligroup Europe Limited, a corporation formed pursuant to the laws of the United Kingdom and a wholly-owned subsidiary of Intelligroup, Inc.

        CPI Resources, a corporation formed pursuant to the laws of the United Kingdom and a wholly-owned subsidiary of Intelligroup Europe Limited.

        CPI Consulting Limited, a corporation formed pursuant to the laws of the United Kingdom and 70% owned by CPI Resources and 30% owned by Intelligroup Europe Limited.

        Intelligroup Japan, Ltd., a corporation formed pursuant to the laws of Japan and a wholly-owned subsidiary of Intelligroup, Inc.

        Intelligroup Nordic AB, a corporation formed pursuant to the laws of Sweden and a wholly-owned subsidiary of Intelligroup, Inc.

        Intelligroup Nordic A/S, a corporation formed pursuant to the laws of Denmark and a wholly-owned subsidiary of Intelligroup, Inc.

        Intelligroup de Venezuela, C.A., a corporation formed pursuant to the laws of Venezuela and wholly-owned subsidiary of Intelligroup, Inc.

        Under the terms of the Loan Agreement with PNC, PNC has a continuing security interest in the capital stock of the Company's subsidiaries.

Schedule 3.1(f)

Intelligroup Securities:                                       Number of Shares:
------------------------                                       -----------------
Authorized Common Stock                                        40,000,000
Authorized Preferred Stock                                     5,000,000
Issued and Outstanding Common Stock                            17,455,382*
Outstanding Preferred Stock                                    0
Outstanding Options to Purchase Common Stock                   3,391,301*
Shares Reserved for Grant under the Company's Equity Plan      1,349,609*

* As of 9/28/2004.


Individuals Who Own 5% or More of Common Stock:                Number of Shares:
-----------------------------------------------                -----------------
Ashok Pandey                                                   1,270,058
Fred Alger  Management,  Inc.**                                1,118,014
Gruber & McBaine Capital Management LLC**                      1,110,000

**As report to the Nasdaq Market as of 6/30/2004.

Individuals Who Have the Right to Aquire 5%                    Number of Shares:
        Or More of Common Stock:
-------------------------------------------                    -----------------
Nagarjun Valluripalli                                          1,350,000

Schedule 3.1(g)

[See Attached Form 8-Ks, each as filed with the Commission on September 24,
2004]

Schedule 3.1(h)

[See Attached Form 8-Ks, each as filed with the Commission on September 27,
2004]

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 22, 2004
                                                        ------------------


                               Intelligroup, Inc.
         --------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           New Jersey                      0-20943            11-2880025
-------------------------------------------------------------------------------
  (State or Other Jurisdiction    (Commission File Number)   (IRS Employer
        of Incorporation)                                  Identification No.)


499 Thornall Street
Edison, New Jersey                                           08837
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)


                                 (732) 590-1600
                -------------------------------------------------
                         (Registrant's telephone number,
                              including area code)



       ------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements

On September 22, 2004, the Company's audit committee concluded that the Company's previously issued financial statements for the years ended December 31, 2003, 2002, and 2001, as well as all quarterly periods beginning January 1, 2001, should no longer be relied upon.

As part of the Company's review of its second quarter results, the Company identified a number of adjustments to prior periods. Adjustments identified to date are expected to reduce revenue by approximately $800 thousand and net income by approximately $900 thousand (or $0.05 per diluted share) for the year ended December 31, 2003. In addition, there are certain historical intercompany adjustments totaling $1.2 million that were dated prior to 2001. The impact of these historical adjustments are expected to increase the accumulated deficit account for years ended December 31, 2003, 2002, and 2001 as well as all prior quarterly financial periods since March 31, 2001.

There is also a remaining unreconciled difference in the Company's intercompany accounting records of approximately $600 thousand that has yet to be fully investigated, which may result in additional adjustments.

The Company's audit committee and management discussed these issues with its independent auditors.

Item 9. Regulation FD Disclosure

On September 24, 2004 the Company issued a press release announcing, among other things, the events described in Item 4.02(a). The press release is attached hereto as Exhibit 99 and incorporated by reference into this Item 9.
 The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     INTELLIGROUP, INC.

                                   By: /s/ David Distel
                                       ----------------
                                   Name:  David Distel
                                   Title: Chief Financial Officer and Treasurer


Date: September 24, 2004

                                                                      Exhibit 99


                              [INTELLIGROUP LOGO]


FOR IMMEDIATE RELEASE

CONTACT:
Richard Hantke
Director of Investor Relations
(732) 362-2380

   INTELLIGROUP ANNOUNCES RESTATEMENT OF PRIOR PERIOD RESULTS AND EXECUTION OF
        DEFINITIVE AGREEMENT FOR $15,000,000 MAJORITY EQUITY INVESTMENT

EDISON, N.J., September 24, 2004/PRNewswire-FirstCall/ -- Intelligroup, Inc., (NASDAQ: ITIGE), a global provider of strategic IT outsourcing services, today announced that it expects to restate its previously issued financial statements filed on Form 10-K for the years ended December 31, 2003, 2002 and 2001 and filed on Form 10-Q for the quarterly periods beginning January 1, 2001 to date. The expected restatement is based on preliminary results of an ongoing review conducted by Company management. Until this review is complete, the Company will not be able to conclude on the precise impact on prior period financial statements. This conclusion will also be subject to audit by the Company's external auditors.

As a result of the recent implementation of an upgraded financial system, and the recent turnover in key positions in its finance department, the Company has been undertaking a comprehensive review of its 2004 second quarter results. This comprehensive review resulted in a number of accounting adjustments to prior period financial statements. On September 22, 2004, the Audit Committee of the Board of Directors reached a definitive conclusion that the financial statements and the related independent audit reports for the periods noted above should no longer be relied upon. Company management and the Audit Committee have discussed these matters and conclusions with the external auditors, Deloitte & Touche, LLP.

Adjustments identified to date are expected to reduce revenue by approximately $0.8 million and net income by approximately $0.9 million (or $0.05 per share) for the year ended December 31, 2003. In addition, there are certain historical intercompany adjustments totaling approximately $1.2 million that affect periods prior to 2001. The impact of these historical adjustments are expected to increase the accumulated deficit account for the years ended December 31, 2003, 2002 and 2001, as well as all quarterly financial periods beginning January 1, 2001. There is also a remaining unreconciled difference of approximately $0.6 million in the Company's intercompany accounting records that has yet to be fully investigated, which may result in additional adjustments. Reconciliation of this difference and the determination of the proper accounting treatment and period of impact of the restatement are the primary reasons for the further delay in filing the 2004 second quarter Form 10-Q.

The ongoing review of the Company's financial statements may result in additional adjustments and/or information. Any further adjustments may be material. The information contained in this Press Release includes only information known by the Company as of the date of this Press Release. The Company does not intend to update this information until such time as the Company files the appropriate restated financial statements.

As a result of the uncertainties surrounding the restatements, the Company is withdrawing all previous forward-looking guidance for the 2004 second quarter and full year, without limitation.

The Company further announced that it has entered into a definitive agreement pursuant to which SB Asia Infrastructure Fund, L.P., an affiliate of Softbank Corporation, and Venture Tech Solutions Pvt. Ltd. will purchase an aggregate of 17,647,058 shares of the Company's common stock in a private placement at a purchase price of $0.85 per share for a total purchase price of $15,000,000. Following completion of the private placement, the purchasers will own approximately 50.3% of the Company's outstanding common stock. The agreement will also allow the purchasers to designate a majority of the Board of Directors of the Company.

The Company determined, after evaluating alternatives, that this transaction was necessary because its cash position and relative cash availability under its $15 million revolving credit facility had become inadequate to fund ongoing operations. This transaction is subject to customary closing conditions, as well as an amendment to the cash sweep provisions of the Company's revolving credit facility and the waiver of certain defaults under the credit facility, which are described below. There is no assurance that these conditions will be satisfied.

The rules of the NASDAQ Stock Market require shareholder approval of certain transactions, such as this private placement, involving the issuance of more than 20% of a listed company's common stock. Due to its immediate cash needs, the Company determined that delaying the transaction in order to seek shareholder approval would jeopardize its financial viability. The transaction will therefore violate NASDAQ listing rules and, as a result, the Company may be delisted from the NASDAQ Stock Market.

In addition, the Company is in default under its revolving credit facility as a result of the failure to file its Form 10-Q for the 2004 second quarter in a timely manner, and expects it would also be in default under certain financial covenants based on likely second quarter results. The Company is working with its senior lender to obtain waivers for such defaults. Although the Company believes at this time that it will obtain waivers of these defaults from the lender under its revolving credit facility, if the Company cannot obtain such waivers, the indebtedness outstanding under its revolving credit facility could be accelerated.

ABOUT INTELLIGROUP

Intelligroup, Inc. is a global provider of strategic IT outsourcing services. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the Company's ability to complete the restatement of its historical financial results, file future periodic reports and complete the private placement, and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) September 27, 2004
                                                        ------------------


                               Intelligroup, Inc.
         --------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         New Jersey                      0-20943                   11-2880025
----------------------------    ------------------------   ---------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


499 Thornall Street
Edison, New Jersey                                                    08837
------------------------------------------------- ------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


                                 (732) 590-1600
               -------------------------------------------------
                 (Registrant's telephone number, including area
                                      code)



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 9.01. Regulation FD Disclosure

On September 27, 2004 the Company issued a press release to correct the party to the private placement agreement named in its press release dated September 24, 2004. The press release is attached hereto as Exhibit 99 and incorporated by reference into this Item 9.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           INTELLIGROUP, INC.

                                         By: /s/ Christian Misvaer
                                             ---------------------
                                         Name:  Christian Misvaer
                                         Title: General Counsel and Secretary


Date: September 27, 2004

                        [LETTERHEAD OF INTELLIGROUP LOGO]



FOR IMMEDIATE RELEASE

CONTACT:
Richard Hantke
Director of Investor Relations
(732) 362-2380

        INTELLIGROUP ANNOUNCES CORRECTION TO NAME OF INVESTOR IN PRIVATE
                              PLACEMENT AGREEMENT

EDISON, N.J., September 27, 2004/PRNewswire-FirstCall/ -- Intelligroup, Inc., (NASDAQ: ITIGE), a global provider of strategic IT outsourcing services, today corrects the press release issued by the Company on September 24, 2004. In the September 24, 2004 press release the Company announced that it had entered into a definitive agreement pursuant to which SB Asia Infrastructure Fund, L.P., an affiliate of Softbank Corporation, and Venture Tech Solutions Pvt. Ltd. have agreed to purchase an aggregate of 17,647,058 shares of the Company's common stock in a private placement at a purchase price of $0.85 per share for a total purchase price of $15,000,000. Venture Tech Solutions Pvt. Ltd. was incorrectly identified as a purchaser. Venture Tech Assets Ltd. is the entity that has agreed to purchase shares of the Company's common stock pursuant to the definitive agreement signed on September 24, 2004. As stated in the September 24, 2004 press release, the closing of the private placement is subject to a number of conditions, and there can be no assurance that the private placement will close.

ABOUT INTELLIGROUP

Intelligroup, Inc. is a global provider of strategic IT outsourcing services. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding the Company's ability to complete the restatement of its historical financial results, file future periodic reports and complete the private placement, and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Certain of such risks and uncertainties are set forth in Intelligroup's filings with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries.

Schedule 3.1(i)

                   Severance Agreements for Intelligroup, Inc.
                   -------------------------------------------

Beneficiaries:                                                Severance Amount:
--------------                                                ------------------
Arjun Valluri, Chief Executive Officer & Chairman             $437,500
David Distel, Chief Financial Officer & Treasurer             $187,500
Christian Misvaer, General Counsel & Secretary                $90,000
Douglas Berto, Chief Operating Officer                        $125,000
Harry Webb, SVP                                               $112,500
Ranjit Prithviraj, VP                                         $78,750
Krishna Narayanan, SVP                                        $60,000
Shirley Spoors, VP                                            $32,500
Gene Sweeney, VP                                              $35,000

In the United States, the executives are generally eligible for severance in the event of a termination of employment without cause. Intelligroup Inc.'s standard severance policy for other employees terminated without cause is a minimum of four weeks pay plus an additional one week per year of service.

              Severance Agreements for Intelligroup Asia, Ltd. Pvt.
              -----------------------------------------------------

Beneficiaries:                                                Severance Amount:
--------------                                                ------------------
G.V.S. Sharma, Senior Director - SAP                          INR 4,009,644
MDS Bosco, Chief Operating Officer                            INR 20,952,321
K. Srinivasa Rao, Senior Director - Sales                     INR 2,062,032
Madhu Poomalil, CFO - VP - Finance & Operations               INR 13,140,408
Mayank Gour, Senior Director - SAP                            INR 4,011,504
Anand Ramakrishnan Senior Director                            INR 3,403,440

The above severance obligations for the executive management total approximately USD 1,057,319. The total severance obligations for Intelligroup Asia amount to approximately USD 1,882,797. The Company has received waivers from the above individuals whereby such individuals have agreed that they will not activate their severance payments in the event the transaction contemplated by the Agreement occurs.

               Severance Agreements for Intelligroup Europe, Ltd.
               --------------------------------------------------

Total Severance Obligations are (L)43,034, which is approximately USD 77,425.

                             Intelligroup Nordic A/S
                             -----------------------

Total Severance Obligations are dkk 5.316.137, which is approximately USD
879,000.

                Severance Agreements for Intelligroup Japan. Ltd.
                -------------------------------------------------

Total Severance Obligations are 36,054,002 in Japanese yen, which is approximately USD 326,000.

                Agreements under which the Company is in default:
                -------------------------------------------------

Amended and Restated Revolving Credit Loan and Security Agreement between PNC Bank, National Association (as Lender and as Agent) and Intelligroup, Inc. and Empower, Inc. (Borrowers).

                                  Non-competes:
                                  -------------

Sale Agreement dated April 2, 2003 by and between Soltius PTE Ltd., Intelligroup, Inc. and Soltius Global Solutions PTE Ltd., Section 3.2, publicly filed on 4/4/2003.

Schedule 3.1(j)

                               Pending Litigation:
                               -------------------

Empower, Inc. v. William Greer and Apriant, Inc. - Empower, Inc., a wholly-owned Intelligroup subsidiary, brought legal action against its former managing director, William Greer ("Greer'), and the new corporation formed by Greer for breach and continued to breach of his fiduciary duties to Empower, misappropriation of Empower's trade secrets in violation of the Colorado Uniform Trade Secrets Act, and tortious interference with Empower's prospective business relations. The complaint was filed on September 13, 2004.

Intelligroup. Inc. v. John Doe aka ("shambudada") and Jane Doe ("congirl4889") - Intelligroup brought claims for violations of federal securities laws and employment agreements against John Doe and Jane Doe for posting material, non-public information and confidential business information regarding Intelligroup on the Yahoo! Finance Message Boards. The complaint and subpoena for Yahoo were filed on August 31, 2004.

Asgard Consulting v Intelligroup, Inc. - Intelligroup received a letter dated December 17, 2003 from an attorney representing Asgard Consulting, Inc. ("Asgard') one of Intelligroup's subcontracting partners. This letter threatened claims against Intelligroup seeking to recover approximately $28,900.00 in fees. Internal investigation revealed that Intelligroup discontinued payment of Asgard's invoices because the subcontractor provided to Intelligroup by Asgard provided poor services in breach of Asgard's agreement with Intelligroup. Intelligroup returned correspondence to Asgard's attorney on or about December 30, 2003 citing such breach and suggesting that each party waive its claims. On or about May 20, 2004, Asgard served Intelligroup with a Complaint filed in the State courts of New Jersey relating to the above matter and formalizing the above claims. Intelligroup filed an appropriate Answer to the Complaint alleging counterclaims for breach of contract.

                             Threatened Litigation:
                             ----------------------

U.S. Marketing Corp - U.S. Marketing Corp. has engaged a lawyer to collect on unpaid invoices for offices supplies allegedly purchased by Intelligroup. According to U.S. Marketing Corp., Intelligroup has approximately $21,000 in outstanding invoices dating back to August 2002. Intelligroup has disputed such unpaid invoices amounting to approximately $12,000. Intelligroup and the counsel for U.S. Marketing Corp are working to resolve the issue.

Indus Partners. On or about May 14, 2004, Intelligroup received correspondence from an attorney representing Indus Partners LLC ("Indus') demanding that Intelligroup pay Indus approximately $430,000 for a breach of an agreement between Intelligroup and Indus. In particular, Indus claims that the sale of Intelligroup's Asia-Pacific subsidiaries constituted a transaction for which Indus was entitled to an investment banking fee under the agreement. Intelligroup sold its Asia-Pac subsidiaries for $650,000 payable in multiple installment. Intelligroup refuted Indus' claims by correspondence on or about June 07, 2004. Indus sent a letter in reply, but to the Company's knowledge no action has been filed related to this issue.

Walker Matter - On or about October 08, 2003, Intelligroup received a letter from an attorney representing a current employee, Shawn Walker. The letter outlined various purported claims including, among others, harassment under the New Jersey Law Against Discrimination. The letter did not outline the amount of the purported damages. To date, Intelligroup has not been notified of the formal filing of any claims under the New Jersey Law Against Discrimination.

On or about March 5, 2004, Intelligroup was notified that Mr. Walker filed a charge of racial discrimination and retaliation with the Equal Employment Opportunity Commission ("EEOC"). On or about April 19, 2004, Intelligroup submitted a position paper to the EEOC regarding this issue. The EEOC is currently investigating this matter.

Schedule 3.1(k)

Agreements under which the Company is in default:
-------------------------------------------------

Amended and Restated Revolving Credit Loan and Security Agreement between PNC Bank, National Association (as Lender and as Agent) and Intelligroup, Inc. and Empower, Inc. (Borrowers).

Schedule 3.1(o)

List of Nasdaq Notices Received within past two years:
------------------------------------------------------

Delisting Notice for noncompliance with periodic filing requirements Marketplace Rule 4310(c)(14) dated August 17, 2004

Notice of noncompliance with minimum bid price under Marketplace Rule 4450(e)(2) dated November 7, 2002

Notice of noncompliance with minimum bid price under Marketplace Rule 4450(e)(2) dated April 14, 2002

Schedule 3.1(q)

List of Anti-takeover provisions in the Company's Charter Documents:
--------------------------------------------------------------------

Shareholder Protection Rights Agreement dated November 1998

The Certificate of Incorporation authorizes 5,000,000 shares of unissued preferred stock and authorizes the Board of Directors to set the terms and conditions for issuance of such preferred stock.

Schedule 3.1(y)

Related Party Transaction:
--------------------------

        Nagarjun Valluripalli, the Chairman of the Board, President, Chief Executive Officer and a Director of the Company is an owner (the "Owner") of real estate located at 5-9-22, Secretariat Road in Hyderabad, India. On October 2, 2003, Intelligroup Asia Private, Ltd., a 99.8% owned and wholly-controlled subsidiary of the Company ("IGA") and the Owner executed a memorandum of understanding (the "MOA") relating to a proposed lease whereby the Owner would lease the 5th and 6th floors of the property ("Premises") to the Company for certain of the Company's India operations. As contemplated in the MOA, on June 18, 2003, the Owner and IGA executed leases for the Premises and the amenities, furnishings and fittings. The leases provide for a minimum lease period of three years with a renewal option for an additional three years. Under the terms of the lease for the amenities, IGA paid a deposit of 70,60,375 rupees (approximately $154,6301) upon the handing over of the amenities and shall pay monthly charges of 11,89,025 rupees (approximately $26,0402). Under the terms of the lease for the Premises, IGA paid a deposit of 93,68,300 rupees (approximately $205,1753) upon the handing over of the Premises and shall pay monthly charges of 9,31,220 rupees (approximately $20,3954). Prior to entering into this transaction, the Company's Board of Directors determined that the terms and conditions were no less favorable to the Company than could be obtained from unrelated third parties.


-----------------------------------
1 BASED UPON THE EXCHANGE RATE ON JUNE 18, 2003.
2 BASED UPON THE EXCHANGE RATE ON JUNE 18, 2003.
3 BASED UPON THE EXCHANGE RATE ON JUNE 18, 2003.
4 BASED UPON THE EXCHANGE RATE ON JUNE 18, 2003.

SCHEDULE 3.1(Z)

                             CONTROLS AND PROCEDURES
                             -----------------------

        The Company's management, with the participation of the Company's President and Chief Executive Officer and Chief Financial Officer, evaluates the effectiveness of the Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). In designing and evaluating the Company's disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. The Company's disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's President and Chief Executive Officer and Chief Financial Officer by others within those entities. However, the Company was unable to timely record, process, summarize and report its financial results for the second quarter in accordance with the requirements of the Exchange Act. In particular, due to a system conversion and turnover in staff, the Company was unable to timely file its quarterly report for the second quarter. The Company is working to remedy these issues and improve the timeliness of its financial reporting.

        There have been changes in the Company's internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which occurred during the fiscal quarter ended June 30, 2004. These changes include the following: (i) implementation of a significant upgrade to the Company's financial systems; and (ii) turnover within our financial department including the hiring of a new Chief Financial Officer and other new hires to the financial staff. These changes may materially affect, or may be reasonably likely to materially affect, the Company's internal control over financial reporting in the following manner: (i) the upgraded financial system results in a change of internal processes relating to financial reporting requiring staff training and adjustment; (ii) the upgraded financial system has resulted in intensive manual processes requiring additional resources of the Company; (iii) the upgraded financial system has resulted in a slower closing process; and (iv) the changes to the financial department staff have resulted in a loss of historical know-how.

        The combination of the new financial system and turnover in key members of the finance department resulted in the following deficiencies in internal controls: (i) lack of or incomplete processes, (ii) inadequate training and lack of training for back-up resources, (iii) lack of proper documentation, (iv) lack of appropriate exception reports, and (v) loss of historical know-how. These deficiencies represent material weaknesses in the Company's internal control over financial reporting. During the closing process for the second quarter, the Company instituted mitigating controls, including manually validating the transactional details and contract balances for most contracts, to ensure the accuracy of its financial statements

        Furthermore, the Company is assessing its existing internal controls in preparation for providing the required certifications under Section 404 of the Sarbanes-Oxley Act of 2002. The Company has taken the following steps in this regard including, but not limited to, the following: (i) the Company has established an internal team, sponsored by the Chief Financial Officer and including participation by other executives, which is responsible for the assessment and testing of internal controls and the remediation, if necessary, of identified issues with the Company's internal controls; (ii) the Company has further retained Grant Thorton LLP to assist and advise the Company in relation to these efforts; and (iii) an internal project plan relating to these efforts was adopted by the team and the team is currently executing against this plan.

        The assessment process has commenced and the Company is initially focusing on key business areas including billing, contract administration, revenue recognition, timesheet entry and subcontractor retention. This assessment has raised the following areas of concern and focus: (i) strengthening management oversight over key accounting decisions; (ii) increasing the Company's control over the accuracy of the financial information being entered into the financial systems; (iii) evaluating the Company's process, policies and procedures and, where appropriate, improving and increasing the enforcement of the same; (iv) training the Company's new and existing financial department resources in the upgraded financial system and training back-up personnel in critical areas; and (v) evaluating the segregation of duties as it relates to key financial reporting roles and improving managerial oversight of such resources.